Exhibit (a)(7)


                                  [LEXENT LETTERHEAD]


                                           September 13, 2001

To:      Valued Employee/Option Holder

From:    Heather Sisler
         Manager of Corporate Services

Re:      Amendment to Offer to Exchange - Extension of Offer

                                ----------------

Due to the tragic events of this past week, the deadline for the Offer to Exchange options has been extended from Midnight, Friday, September 14, 2001 to Midnight, Friday, September 21, 2001.

Our offices located at 3 New York Plaza, New York, NY have been temporarily vacated. You may respond to the Offer to Exchange by sending your letter of transmittal to the following:

Heather Sisler, Manager of Corporate Services
c/o National Network Technologies LLC
301 Route 17 North
9th Floor
Rutherford, NJ 07040 Fax: 201-549-4140

If you need to reach me, you can call the Rutherford office at 201-549-4100. If you are unable to retrieve your information regarding grant number, grant date, etc. from the AST StockPlan website, please call me as I can provide this information to you.

Heather A. Sisler
Manager of Corporate Services
(212) 981-9429
(212) 981-9417 (fax)
(973) 216-7101 (cell phone)
hsisler@lexent.net